SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report — December 30, 2008

NEFFS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-32605	23-2400383

State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5629 Route 873
P.O. Box 10
Neffs, Pennsylvania	18065-0010

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (610) 767-3875
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
          On December 30, 2008, The Neffs National Bank (the “Bank”), a wholly owned subsidiary of Neffs Bancorp, Inc., executed an Amended and Restated Director Deferred Fee Plan (the “Plan”), effective January 1, 2008.
          The Plan has been in effect since January 1, 1996 and provides for the Bank to invest in December of each year one twelfth of the annual directors’ fees of each director who has served in every month of such year. The Plan was amended and restated primarily to comply with the requirements of Section 409A of the Internal Revenue Code concerning deferred compensation. The Bank, using a Rabbi Trust, has invested those funds in certificates of deposit issued by the Bank. The funds held in the Rabbi Trust are subject to the Bank’s general creditors under state and federal law. The benefit is fully vested upon contribution and is paid to the director within sixty (60) days of termination from service as a director.
ITEM 9.01 Financial Statements and Exhibits.
     (c) Exhibits
10.1	Amended and Restated Director Deferred Fee Plan

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEFFS BANCORP, INC.
(Registrant)

Dated: December 30, 2008	By	/s/ John J. Remaley John J. Remaley
President

EXHIBIT INDEX

Page Number
in Manually
Exhibit		Signed Original

10.1	Amended and Restated Director Deferred Fee Plan